Exhibit 99.1

Skillsoft Reports Financial Results for the Second Quarter of Fiscal 2027

●	Successfully completed the sale of Global Knowledge, centering the business around Skillsoft’s AI-native skills management platform
●	Enterprise business continues to perform as planned, supported by healthy retention, growing platform adoption and an expanding pipeline
●	Updated fiscal 2027 Revenue guidance while maintaining Adjusted EBITDA(1) and Free Cash Flow(1) guidance

BOSTON – September 9, 2026 – Skillsoft Corp. (NYSE: SKIL) (“Skillsoft”, “we”, “us”, “our” or the "Company"), a leading AI-native skills management platform, today announced its financial results for the second quarter of fiscal 2027 (the three months ended July 31, 2026), and provided financial outlook for the full fiscal 2027 year. Skillsoft previously had two operating and reportable segments: Talent Development Solutions (“TDS”) and Global Knowledge (“GK”). On April 30, 2026, we determined that the business of our GK segment met the criteria to be classified as held for sale and as discontinued operations. As a result, Skillsoft operates as a single operating and reportable segment as of such date. Accordingly, the historical results of our former GK segment are presented as discontinued operations and, as such, have been excluded from continuing operations and segment results for all periods presented herein. Therefore, except for free cash flow(1), which includes both continuing and discontinued operations (through the sale of the GK disposal group on July 6, 2026), all financial measures discussed below relate only to continuing operations.

Fiscal 2027 Second Quarter Select Metrics and Financial Measures

●	Revenue of $98.2 million, down 3% from the prior year.
●	Net Loss improved by 17% to $15.0 million compared to Net Loss of $18.0 million the prior year. Net Loss per share improved by 20% to $1.67 compared to net loss per share of $2.10 the prior year.
●	Adjusted EBITDA (1) of $33 million, reflecting margin of 34% of Revenue, compared to $31 million and a margin of 31% of Revenue in the prior year.
●	Free Cash Flow (1) of ($20.5) million compared to ($22.6) million in the prior year.

“The second quarter marked another important step in Skillsoft’s transformation. With the Global Knowledge divestiture complete, we are now a simpler, more focused company centered on our core enterprise opportunity and the continued development of our AI-native skills management platform,” said Ron Hovsepian, Skillsoft Executive Chair and CEO. “We are seeing encouraging progress in customer engagement, early platform adoption and pipeline expansion, while the general availability of LX Design Studio capability is an important example of how we are bringing differentiated, AI-enabled capabilities to customers.”

Hovsepian continued, “As AI continues to reshape workforce requirements, organizations increasingly need better ways to identify skills gaps, close those gaps with targeted development, and measure workforce readiness. We believe Skillsoft is well positioned to address that need through the combination of trusted content and our AI-native technology platform. At the same time, addressing our debt structure is our top financial priority and we are approaching that work with discipline while continuing to focus on profitability, free cash flow, and long-term value creation for all stakeholders.”

Fiscal 2027 Second Quarter Business Highlights

●	In July 2026, Skillsoft completed the sale of its Global Knowledge business to Enduring Ventures.
●

The AI-based LX Design Studio capability reached general availability, enabling customers to turn their own expertise into custom courses, assessments, and interactive practice experiences within the Skillsoft Platform.

●	By the end of the second quarter, the number of CAISY learners increased 23% year over year, while the number of organizations using CAISY grew 9% reflecting growing demand for AI-enabled practice and skills development.
●	Launched early access to Skillsoft AI Coach, a new personalized coaching experience that helps employees sharpen the skills the business needs to execute and drive outcomes at scale.

“I am encouraged by the progress we made on profitability during the quarter,” said Ron Kisling, Skillsoft Chief Financial Officer. “Our enterprise business continues to perform as planned, while accelerating pressure in the consumer business is reflected in our revised fiscal 2027 revenue outlook. We remain focused on disciplined execution and actively managing our cost structure, which allows us to maintain our Adjusted EBITDA(1) and Free Cash Flow(1) guidance.”

(1)	Denotes a non-GAAP financial measure. See “Non-GAAP Financial Measures” below for the definitions of this and other non-GAAP financial measures included in this press release, how they are calculated, and the rationale for their use. A reconciliation of historical non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the tables at the back of this press release. See “Non-GAAP Financial Measures” below for further detail.

Full-Year Fiscal 2027 Financial Outlook

The following table reflects Skillsoft’s updated financial outlook for fiscal 2027, based on current market conditions, expectations, and assumptions:

	Current Guidance	Prior Guidance
Revenue	$380 million – $390 million	$388 million – $406 million
Adjusted EBITDA (1)	$108 million – $116 million	$108 million – $116 million
Free Cash Flow (1)	$14 million – $22 million	$14 million – $22 million

(1)	Denotes a non-GAAP financial measure. See “Non-GAAP Financial Measures” below for the definitions of this and other non-GAAP financial measures included in this press release, how they are calculated, and the rationale for their use. A reconciliation of historical non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the tables at the back of this press release. We do not provide quantitative reconciliations for forward-looking non-GAAP financial measures, as we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. See “Non-GAAP Financial Measures” below for further detail.

Webcast and Conference Call Information

Skillsoft will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss its financial results. To access the call, dial (877) 407‑3088 from the United States and Canada or (201) 389‑0927 from international locations. The live event can be accessed from the Investor Relations section of Skillsoft’s website at investor.skillsoft.com. A replay will be available for twelve months.

About Skillsoft

Skillsoft (NYSE: SKIL) is a global leader in skills management for the human + AI era. The AI-native Skillsoft platform gives a clear view of workforce capability, closes critical skill gaps, and proves the impact of skills on business outcomes. With Skillsoft, organizations can build AI-ready teams, lower the cost and time of workforce development, and reduce execution risk as work continues to change. Thousands of organizations worldwide trust Skillsoft to power workforce readiness. Learn more at skillsoft.com.

Skillsoft Public Relations

PR@skillsoft.com

Non-GAAP Financial Measures

In addition to disclosing detailed operating results in accordance with U.S. GAAP, Skillsoft provides supplementary non-GAAP financial measures to consider in evaluating our operating performance. We track the non-GAAP financial measures that we believe are key financial measures of our success. Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of U.S. GAAP financial disclosures. In addition, management uses these non-GAAP financial measures to assess operating performance, financial leverage and the effective use and allocation of resources; to provide more normalized period-to-period comparisons of operating results; to enhance investors’ understanding of the core operating results of our business; and to set management incentive targets. We believe investors use both U.S. GAAP and non-GAAP financial measures to assess management's decisions associated with our priorities and capital allocation, as well as to analyze how our business operates in, or responds to, macroeconomic trends or other events that impact our core operations. We disclose the non-GAAP financial measures included in this press release because we believe that they provide meaningful supplemental information. However, non-GAAP financial measures have limitations as analytical tools. Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. They are not presentations made in accordance with U.S. GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP. As a result, these non-GAAP financial measures should not be considered in isolation from, or as a substitute analysis for, results of operations as determined in accordance with U.S. GAAP.

As of April 30, 2026, we classified our GK segment as discontinued operations. As a result, commencing with the quarter ended April 30, 2026, adjusted net income (loss) and adjusted EBITDA are intended to measure continuing operations only, and therefore exclude the operating results of our former GK segment. Accordingly, as of April 30, 2026, these non-GAAP financial measures are reconciled to income (loss) from continuing operations, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP. Note that all financial measures included below (other than free cash flow and adjusted free cash flow (levered), which each include both continuing and discontinued operations) relate only to continuing operations. Prior-period amounts have been recast to conform to the current presentation. In addition, commencing with the quarter ended April 30, 2026, we have: (i) added “litigation and regulatory matter expenses” as an exclusion to specified non-GAAP financial measures (as described below) as new non-ordinary course expenses that are not reflective of ongoing operations and that were not relevant to prior periods; and (ii) removed references to system migration costs as no longer applicable to the periods presented.

The non-GAAP financial measures included in this press release are: adjusted net income; adjusted net income per share; adjusted net income margin % (i.e., adjusted net income as a percentage of revenue); adjusted EBITDA; adjusted EBITDA margin % (i.e., adjusted EBITDA as a percentage of revenue); adjusted total operating expenses; adjusted costs of revenues; adjusted content and software development expenses; adjusted selling and marketing expenses; adjusted general and administrative expenses; free cash flow, and adjusted free cash flow (levered).

We have provided at the back of this press release reconciliations of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures for the three and six month periods ended July 31, 2026 and 2025. We do not reconcile our forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures is available to us without unreasonable efforts. For the same reasons, we are unable to address the probable significance of the unavailable information. We provide non-GAAP financial measures that we believe will be achieved; however, we cannot accurately predict all of the components of the adjusted calculations, and the U.S. GAAP financial measures may be materially different than the non-GAAP financial measures.

The non-GAAP measures included in this press release are defined as follows:

●

Adjusted net income is defined as net income (loss) from continuing operations excluding non-cash items, discrete and event-specific costs that do not represent normal cash operating expenses necessary for our business operations, and certain accounting income and/or expenses. Management believes these exclusions enhance the comparability of our results from period to period, and as compared to peers, and are useful in assessing our operating performance, and consist of the following (including the related tax effects), when applicable to the periods presented:

○	Impairment charges – Non-cash goodwill and intangible asset impairment charges.
○	Amortization of acquired intangible assets – Non-cash amortization expense of finite-lived intangible assets recognized as a part of business combination accounting.
○	Acquisition and integration related costs – Costs incurred to effectuate an acquisition, including contingent compensation expenses, and integration-related costs.
○	Restructuring charges – Charges related to strategic cost saving initiatives, including severance costs, losses associated with the abandonment of right-of-use assets, and contract termination costs.
○

Long-term incentive compensation expenses – Charges associated with long-term incentive compensation programs, including stock-based compensation, cash awards tied to stock performance, and awards granted in-lieu of stock that are intended to be settled in cash

○

Litigation and regulatory matter expenses – Charges associated with certain litigation, regulatory, compliance and investigative matters and related costs including legal settlements, fines, penalties, remediation costs, professional fees and other directly attributable expenses arising from specific proceedings, inquiries, investigations or notices, including those from regulatory bodies or listing authorities. These matters are evaluated periodically, and excluded where they are determined to be outside of the ordinary course of business and not reflective of ongoing operations, based on factors such as frequency, complexity, nature of relief sought, and applicable counterparty.

○	Executive exit costs – Costs associated with the departure of executives.
○	Transformation costs – Costs incurred to transform our operations through significant strategic non-ordinary course transactions.
○	Fair value adjustments – Mark-to-market adjustments of interest rate swap agreements.
○

Other (income) expense, net – Unrealized and realized gains or losses primarily resulting from fluctuations of U.S. dollar appreciating or depreciating against other currencies, and impairments associated with property and equipment and other tangible assets when their carrying values are not recoverable.

●	Adjusted net income per share is defined as adjusted net income divided by the number of diluted weighted average shares outstanding.

●	Adjusted net income margin % is defined as adjusted net income as a percentage of revenue.

●

Adjusted EBITDA is defined as net income (loss) from continuing operations excluding (when applicable to the periods presented) the same exclusions set forth above for the determination of adjusted net income plus the additional exclusions set forth below. Management believes these exclusions enhance the comparability of our results from period to period, and as compared to peers, and are useful in assessing our operating performance. The additional exclusions are:

○	Amortization of capitalized internally developed software – Non-cash amortization expense for finite-lived intangible assets other than those recognized as a part of business combination accounting.
○	Interest expense, net – Gross interest expense offset by interest income.
○	Depreciation expense – Non-cash depreciation expense for property and equipment assets.
○	Provision for (benefit from) income taxes – Current and deferred federal, state and foreign income tax expense (benefit).

Non-GAAP Financial Measures - continued

●	Adjusted EBITDA margin % is defined as adjusted EBITDA as a percentage of revenue.

●

Adjusted costs of revenues is defined as costs of revenues from continuing operations excluding (where applicable) depreciation expense, long-term incentive compensation expense and transformation costs.

●

Adjusted content and software development expenses is defined as content and software development expenses from continuing operations excluding (where applicable) depreciation expense, long-term incentive compensation expense and transformation costs.

●

Adjusted selling and marketing expenses is defined as selling and marketing expenses from continuing operations excluding (where applicable) depreciation expense, long-term incentive compensation expense and transformation costs.

●

Adjusted general and administrative expenses is defined as general and administrative expense from continuing operations excluding (where applicable) depreciation expense, long-term incentive compensation expense, litigation and regulatory matters expenses, executive exit costs and transformation costs.

●

Adjusted total operating expenses is defined as costs of revenues, content and software development expenses, selling and marketing expenses, and general and administrative expenses, in each case from continuing operations and excluding (where applicable) depreciation expense, long-term incentive compensation expense, litigation and regulatory matters expenses, executive exit costs and transformation costs.

●

Free cash flow is defined as net cash provided by (used in) operating activities, less net purchases of property and equipment and internally developed software. Note that free cash flow does not represent residual cash flow available to Skillsoft for discretionary expenditures.

●

Adjusted free cash flow (levered) is defined as free cash flow plus the cash impact of the charges excluded in the determination of adjusted EBITDA (as set forth above). Note that adjusted free cash flow (levered) does not represent residual cash flow available to Skillsoft for discretionary expenditures.

Key Performance Metric

Skillsoft also uses a supplementary key performance metric (dollar retention rate) that we believe is a key financial measure of our success. Key performance metrics are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present key performance metrics when reporting their results. In addition, management uses dollar retention rate to assess operating performance, and to enhance investors’ understanding of the core operating results of our business. We believe investors use dollar retention rate to assess how our business operates in, or responds to, macroeconomic trends or other events that impact our core operations. We use dollar retention rate because we believe that it provides meaningful supplemental information. However, this metric may not be comparable to other similarly titled measures of other companies. It is not a measure of financial condition or liquidity, and should not be considered in isolation from, or as a substitute analysis for, results of operations as determined in accordance with U.S. GAAP.

●

Dollar retention rate (“DRR”) - For existing customers at the beginning of a given period, DRR represents subscription renewals, upgrades, churn and downgrades in such period divided by the beginning total renewable base of such customers for such period. Renewals reflect customers who renew their subscription, inclusive of auto-renewals for multi-year contracts, while churn reflects customers who choose not to renew their subscription. Upgrades include orders from customers that purchase additional licenses or content (e.g., a new Leadership and Business module), while downgrades reflect customers electing to decrease the number of licenses or reduce the size of their content package. Upgrades and downgrades also reflect changes in pricing. We use our DRR to measure the long-term value of customer contracts as well as our ability to retain and expand the revenue generated from our existing customers.

Cautionary Notes Regarding Forward Looking Statements

This press release includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For all such statements, we claim the protection of the safe harbor for forward-looking statements provided by such sections and the Private Securities Litigation Reform Act of 1995, where applicable. All statements, other than statements of historical facts, are forward-looking statements. These forward-looking statements include, but are not limited to, statements that address activities, events or developments that we expect or anticipate may occur in the future, including statements with respect to our guidance and outlook (including our Full Year Fiscal 2027 Financial Outlook), our product development and planning, our pipeline, future capital expenditures and capital allocation, future share repurchases, anticipated financial results, the impact of regulatory changes, our current and evolving business strategies and their anticipated impact, including with respect to the disposition of our GK business, demand for our services, our competitive position, the benefits of new initiatives, growth of our business and operations, the effectiveness of our products, the outcomes of litigation proceedings and claims, the state and future of skilling in the workplace, our ability to successfully implement our plans, strategies, and objectives, our ability to regain and/or maintain compliance with New York Stock Exchange listing standards, and our expectations and intentions. Forward-looking statements may, without limitation, be preceded by, followed by, or include words such as “may,” “will,” “would,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “contemplate,” “continue,” “project,” “forecast,” “seek,” “outlook,” “target,” “goal,” “objective,” “potential,” “possible,” “probable,” or similar expressions, employ such future or conditional verbs as “may,” “might,” “will,” “could,” “should,” or “would,” or may otherwise be indicated as forward-looking statements by grammatical construction, phrasing or context. Such statements are based upon the current beliefs and expectations of Skillsoft’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. All forward-looking disclosures are speculative by their nature, and we caution you against unduly relying on these forward-looking statements.

Factors, many of which are beyond our control, that could cause or contribute to such differences include those described under “Part I - Item 1A. Risk Factors” and “Part II, Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”)” in our Annual Report on Form 10‑K for the fiscal year ended January 31, 2026 (“2026 Form 10-K”), as well as “Part II – Item 1A. Risk Factors and Part I - Item 2. MD&A” of our Quarterly Report on Form 10-Q for the quarter ended July 31, 2026 (“Q2 2027 Form 10-Q”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in the 2026 Form 10-K, the Q2 2027 Form 10-Q and in our other filings with the Securities and Exchange Commission ("SEC"). The forward-looking statements contained in this document represent our estimates only as of the date of this press release and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements, or otherwise, except as required by law. You are advised, however, to review any further factors and risks we describe in reports we file from time to time with the SEC after the date hereof.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this press release, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved. Any annualized, pro forma, projected and estimated numbers are not guarantees or assurances of future performance and may not reflect (and may be materially different from) actual results.

All forward-looking statements contained herein are expressly qualified in their entirety by the foregoing cautionary statements.

Industry and Market Data

Within this document, we reference information and statistics regarding market share, industry data and our market position. Certain of this information has been obtained from various independent third-party sources, including independent industry publications, news reports, reports by market research firms and other independent sources. We believe that these external sources and estimates are reliable but have not independently verified them. In addition, certain of this information and statistics are based on our own internal surveys and assessments, which are developed in good faith using reasonable estimates. The information is based on the most current data available to us and our estimates regarding market position or other industry statistics included in this document or otherwise discussed by us involve risks and uncertainties and are subject to change based on various factors, including as set forth above.

Investors:

Ross Collins

SKIL@alpha-ir.com

Media:

PR@skillsoft.com

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and per share amounts)

	July 31, 2026	January 31, 2026
ASSETS
Current assets:
Cash and cash equivalents	$90,310	$94,123
Restricted cash	2,788	2,805
Accounts receivable, net of allowance for credit losses of approximately $251 and $382 as of July 31, 2026 and January 31, 2026, respectively	67,400	154,811
Prepaid expenses and other current assets	53,442	34,876
Assets held for sale	—	81,279
Total current assets	213,940	367,894
Goodwill	287,650	287,650
Intangible assets, net	240,257	285,138
Other assets	24,680	22,436
Total assets	$766,527	$963,118
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Current maturities of long-term debt	$6,404	$6,404
Borrowings under accounts receivable facility	1,000	1,000
Accounts payable	8,517	15,170
Accrued compensation	21,417	37,280
Accrued expenses and other current liabilities	17,280	17,934
Deferred revenue	190,588	257,331
Liabilities associated with assets held for sale	—	41,822
Total current liabilities	245,206	376,941

Long-term debt	567,165	570,769
Deferred tax liabilities	30,887	33,849
Deferred revenue - non-current	991	1,117
Other long-term liabilities	15,562	10,669
Total long-term liabilities	614,605	616,404
Commitments and contingencies
Shareholders’ equity (deficit):
Shareholders’ common stock - Class A common shares, $0.0001 par value per share: 18,750,000 shares authorized and 9,362,304 shares issued and 9,062,527 shares outstanding as of July 31, 2026, and 9,095,922 shares issued and 8,796,145 shares outstanding as of January 31, 2026	1	1
Additional paid-in capital	1,581,103	1,576,794
Accumulated (deficit)	(1,668,692)	(1,583,210)
Treasury stock, at cost - 299,777 shares as of July 31, 2026 and January 31, 2026	(10,891)	(10,891)
Accumulated other comprehensive income (loss)	5,195	(12,921)
Total shareholders’ equity (deficit)	(93,284)	(30,227)
Total liabilities and shareholders’ equity (deficit)	$766,527	$963,118

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except number of shares and per share amounts)

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Revenues:
Total revenues	$98,248	$101,185	$192,746	$200,333
Operating expenses:
Costs of revenues	15,147	15,935	31,036	32,451
Content and software development expenses	11,635	13,577	24,687	26,901
Selling and marketing expenses	26,095	29,669	53,055	59,417
General and administrative expenses	16,095	15,847	32,089	35,029
Amortization of intangible assets	21,537	29,875	51,098	59,981
Acquisition and integration related costs	—	769	—	1,292
Restructuring charges	4,365	1,613	5,706	2,629
Total operating expenses	94,874	107,285	197,671	217,700
Operating income (loss)	3,374	(6,100)	(4,925)	(17,367)
Other income (expense), net	1,627	331	4,233	(586)
Fair value adjustment of interest rate swaps	758	2,128	2,003	(2,128)
Interest income	697	465	1,242	933
Interest expense	(14,240)	(14,962)	(27,988)	(29,358)
Income (loss) before provision for (benefit from) income taxes	(7,784)	(18,138)	(25,435)	(48,506)
Provision for (benefit from) income taxes	7,209	(153)	8,253	(894)
Income (loss) from continuing operations	(14,993)	(17,985)	(33,688)	(47,612)
Income (loss) from discontinued operations, net of income taxes	(27,375)	(5,803)	(51,794)	(14,225)
Net income (loss)	$(42,368)	$(23,788)	$(85,482)	$(61,837)

Per basic and diluted share:
Income (loss) from continuing operations	$(1.67)	$(2.10)	$(3.78)	$(5.64)
Income (loss) from discontinued operations	(3.04)	(0.68)	(5.82)	(1.68)
Net income (loss)	$(4.71)	$(2.78)	$(9.60)	$(7.32)
Weighted average common shares outstanding:
Basic and diluted	8,988,884	8,567,973	8,901,553	8,448,433

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended July 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(85,482)	$(61,837)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization expense for intangible assets	52,403	63,052
Stock-based compensation expense	5,504	8,087
Depreciation expense	769	908
Loss on disposal and impairment of goodwill related to disposal group	37,967	—
Non-cash interest expense	1,199	1,138
Non-cash operating lease right-of-use asset expense	721	812
Non-cash property, equipment, software and operating right-of-use asset impairment charges	—	5
Provision for credit loss expense (recovery)	(131)	(180)
Fair value adjustment of interest rate swaps	(2,003)	2,128
Unrealized foreign currency (gain) loss	(188)	—
Provision for (benefit from) deferred income taxes – non-cash	(3,765)	(2,909)
Changes in assets and liabilities:		—
Accounts receivable	90,116	85,734
Prepaid expenses and other assets, including long-term	2,641	373
Accounts payable	(7,366)	13,027
Accrued expenses and other liabilities, including long-term	(14,008)	(24,848)
Deferred revenue	(66,507)	(72,036)
Net cash provided by (used in) operating activities	11,870	13,454
Cash flows from investing activities:
Purchase of property and equipment	(718)	(1,139)
Internally developed software - capitalized costs	(6,218)	(8,775)
Cash transferred upon sale of GK business	(9,945)	—
Net cash provided by (used in) investing activities	(16,881)	(9,914)
Cash flows from financing activities:
Tax withholding upon vesting of restricted stock-based awards	(533)	(3,331)
Principal payments on term loans	(4,803)	(3,202)
Net cash provided by (used in) financing activities	(5,336)	(6,533)
Effect of exchange rate changes on cash and cash equivalents	(1,033)	3,076
Net increase (decrease) in cash, cash equivalents and restricted cash	(11,380)	83
Cash, cash equivalents and restricted cash, beginning of period	104,478	103,337
Cash, cash equivalents and restricted cash, end of period	$93,098	$103,420

Supplemental disclosure of cash flow information:
Cash and cash equivalents:
Continuing operations	$90,310	$81,293
Held for sale	—	19,219
	90,310	100,512
Restricted cash:
Continuing operations	2,788	2,051
Held for sale	—	857
	2,788	2,908
Cash, cash equivalents and restricted cash, end of period	$93,098	$103,420

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages, number of shares and per share amounts, unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Total revenues, as reported	$98,248	$101,185	$192,746	$200,333

Income (loss) from continuing operations	$(14,993)	$(17,985)	$(33,688)	$(47,612)

Amortization of acquired intangible assets (1)	18,148	27,290	44,241	54,580
Acquisition and integration related costs	—	769	—	1,292
Restructuring charges	4,365	1,613	5,706	2,629
Long-term incentive compensation expenses	2,182	3,718	5,132	8,257
Litigation and regulatory matters expenses	248	—	621	—
Transformation costs	1,406	1,004	1,777	2,606
Other (income) expense, net	(1,627)	(331)	(4,233)	586
Fair value adjustment of interest rate swaps	(758)	(2,128)	(2,003)	2,128
Tax impact of adjustments	1,551	(348)	3,164	(1,328)
Adjusted net income	10,522	13,602	20,717	23,138

Interest expense, net	13,543	14,497	26,746	28,425
Expense (benefit from) income taxes, excluding tax impacts above	5,658	195	5,089	434
Depreciation	316	336	659	656
Amortization of capitalized internally developed software (1)	3,389	2,585	6,857	5,401
Adjusted EBITDA	$33,428	$31,215	$60,068	$58,054

Weighted average common shares outstanding:
Basic and diluted	8,988,884	8,567,973	8,901,553	8,448,433

Basic and diluted per share information:
Income (loss) from continuing operations per share (2)	$(1.67)	$(2.10)	$(3.78)	$(5.64)
Adjusted net income per share (2)	$1.17	$1.59	$2.33	$2.74

Income (loss) from continuing operations margin %	(15.3)%	(17.8)%	(17.5)%	(23.8)%
Amortization of acquired intangible assets (1)	18.5%	27.0%	23.0%	27.2%
Acquisition and integration related costs	0.0%	0.8%	0.0%	0.6%
Restructuring charges	4.4%	1.6%	3.0%	1.3%
Long-term incentive compensation expenses	2.2%	3.7%	2.7%	4.1%
Litigation and regulatory matters expenses	0.3%	0.0%	0.3%	0.0%
Executive exit costs	0.0%	0.0%	0.0%	0.0%
Transformation costs	1.4%	1.0%	0.9%	1.3%
Fair value adjustment of interest rate swaps	(1.7)%	(0.3)%	(2.2)%	0.3%
Other (income) expense, net	(0.7)%	(2.3)%	(1.1)%	1.2%
Tax impact of adjustments	1.6%	(0.3)%	1.6%	(0.7)%
Adjusted net income margin %	10.7%	13.4%	10.7%	11.5%
Interest expense, net	13.8%	14.3%	14.0%	14.3%
Expense (benefit from) income taxes, excluding tax impacts above	5.8%	0.2%	2.6%	0.2%
Depreciation	0.3%	0.3%	0.3%	0.3%
Amortization of capitalized internally developed software (1)	3.4%	2.6%	3.6%	2.7%
Adjusted EBITDA margin %	34.0%	30.8%	31.2%	29.0%

(1)	All amortization (not only amortization pertaining to finite-lived intangible assets recognized as part of business combination accounting) is excluded in the determination of Adjusted EBITDA.
(2)	Because the Company reported a GAAP net loss, diluted shares were anti-dilutive and therefore excluded from both "income (loss) from continuing operations per share" and "Adjusted net income per share".

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - continued

(in thousands, unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Operating expenses:
GAAP costs of revenues	$15,147	$15,935	$31,036	$32,451
Depreciation	(38)	(64)	(97)	(130)
Long-term incentive compensation expenses	26	(75)	(65)	(254)
Adjusted costs of revenues	15,135	15,796	30,874	32,067

GAAP content and software development expenses	11,635	13,577	24,687	26,901
Depreciation	(81)	(89)	(171)	(170)
Long-term incentive compensation expenses	(94)	(1,021)	(382)	(2,167)
Adjusted content and software development expenses	11,460	12,467	24,134	24,564

GAAP selling and marketing expenses	26,095	29,669	53,055	59,417
Depreciation	(152)	(140)	(302)	(273)
Long-term incentive compensation expenses	(543)	(616)	(1,083)	(1,565)
Adjusted selling and marketing expenses	25,400	28,913	51,670	57,579

GAAP general and administrative expenses	16,095	15,847	32,089	35,029
Depreciation	(45)	(43)	(89)	(83)
Long-term incentive compensation expenses	(1,571)	(2,006)	(3,602)	(4,271)
Litigation and regulatory matters expenses	(248)	—	(621)	—
Transformation costs	(1,406)	(1,004)	(1,777)	(2,606)
Adjusted general and administrative expenses	12,825	12,794	26,000	28,069

Total GAAP operating expenses	68,972	75,028	140,867	153,798
Depreciation	(316)	(336)	(659)	(656)
Long-term incentive compensation expenses	(2,182)	(3,718)	(5,132)	(8,257)
Litigation and regulatory matters expenses	(248)	—	(621)	—
Transformation costs	(1,406)	(1,004)	(1,777)	(2,606)
Adjusted total operating expenses	$64,820	$69,970	$132,678	$142,279

SKILLSOFT CORP.

FREE CASH FLOW and ADJUSTED FREE CASH FLOW (LEVERED) RECONCILIATION

(in thousands, unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Free cash flow reconciliation
Net cash provided by (used in) operating activities	$(17,070)	$(17,844)	$11,870	$13,454
Purchase of property and equipment, net	(293)	(624)	(718)	(1,139)
Internally developed software - capitalized costs	(3,142)	(4,156)	(6,218)	(8,775)
Free cash flow	(20,505)	(22,624)	4,934	3,540
Cash impact for adjusted EBITDA excluded charges	7,109	4,558	14,335	9,538
Adjusted free cash flow (levered)	$(13,396)	$(18,066)	$19,269	$13,078